UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 13, 2007
XENOPORT, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-51329	94-3330837
(Commission File No.)	(IRS Employer Identification No.)
3410 Central Expressway
Santa Clara, California 95051
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (408) 616-7200
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
Signatures

Section 8 — Other Events

Item 8.01	Other Events.
In February 2007, XenoPort, Inc., a Delaware corporation (the “Company”), entered into a Development and Commercialization Agreement with Glaxo Group Limited, a company existing under the laws of England and Wales (“GSK”), granting GSK exclusive rights to co-develop and commercialize XP13512, a prodrug of gabapentin, in the United States and other countries worldwide, excluding certain Asian countries. XP13512, the Company’s most advanced product candidate, is currently in Phase 3 development for restless legs syndrome (“RLS”) and in Phase 2 development for neuropathic pain.
On December 13, 2007, at its Neurosciences Seminar, GSK announced the following development plans for XP13512 (also known as GSK 1838262):
•	GSK intends to initiate separate dose-ranging, Phase 2 clinical trials of XP13512 in post-herpetic neuralgia (“PHN”) and painful diabetic neuropathy, as well as a Phase 2 clinical trial in PHN patients who have not responded to treatment with gabapentin, all in the first quarter of 2008;

•	GSK expects to initiate pivotal dose-ranging efficacy and open-label, long-term studies of XP13512 for the treatment of migraine prophylaxis in the second half of 2008;

•	GSK plans to initiate two polysomnography studies of XP13512 in RLS patients in the second half of 2008 to explore XP13512’s potential benefits in sleep; and

•	GSK expects to file the new drug application for XP13512 for RLS with the U.S. Food and Drug Administration in the third quarter of 2008.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XenoPort, Inc. (Registrant)
Dated: December 13, 2007	By:	/s/ William G. Harris
William G. Harris
Senior Vice President of Finance and Chief Financial Officer